EXHIBIT 99.1                        May 15, 2006 Press Release

                      PRESS RELEASE FOR IMMEDIATE RELEASE
May 15, 2006


     CHINA DIRECT TRADING CORPORATION REPORTS FIRST QUARTER FY2006 RESULTS?

     Q1 FY2006 REVENUE INCREASES 1229% OVER Q1 FY2005 RESULTS ON CASH BASIS;

        TOTAL GENERATOR CONTRACT SALES ORDERS IN Q1 FY2006 HIT $4,219,220

COOPER CITY,  FL--(MARKET  WIRE)-- China Direct Trading Corp.  (OTC BB:CHDT.OB -
News) today announced results for the Q1 FY2006 ended March 31, 2006, and the filing of its Form 10-Q quarterly report for Q1 FY2006.

Revenues increased to $2,511,809 from $204,354 (Q1 FY2005), or 1229%, primarily due to sales by our Complete Power Solutions, LLC majority-owned subsidiary.

Total sales orders reached $4,409,783 in Q1 FY2006, of which $2,511,809 could be recognized under applicable GAAP as Q1 FY2006 revenues.

Net income rose to $42,718 versus a loss of $(85,768) (Q1 FY2005). This discussion should be read in conjunction with the Form 10-Q for the period ended March 31, 2006 and with the Condensed Consolidated Financial Statements and accompanying notes and with our Annual Report on Form 10-K for the year ended December 31, 2005.


"China Direct is in an exceptionally stronger financial position now than in FY 2005 -- revenues are growing at an accelerating rate, our cash position is solid, and receivables are growing with final generator delivery and contract completion," said Howard Ullman, CEO/President of China Direct. "In Q1, we had much higher costs in association with completing the acquisition of CPS and we will continue to strive to drive cost efficiencies to hasten increased profitability. Based on current sales, we expect to see a continuing acceleration of generator sales activity through the second quarter of FY2006."

China Direct is hosting an investor teleconference to discuss first quarter 2006 results and update investors on current corporate and subsidiary initiatives on Monday, May 15th at 10:00 AM Eastern Time. To participate in the call, the dial-in number is (712) 580-6300, then enter access code 1076491 and push the pound (#) key. A replay of the call will be available for two weeks and will be accessible at (641) 985-5000, access code 1076491#. A replay of the call will also be available from the www.chdt.us web site one day following the call.

China Direct (www.chdt.us) is a holding company engaged through its operating subsidiaries in the following business lines: Overseas Building Supply (OBS) is engaged in manufacturing, distribution and logistics of building materials including but not limited to generators, roof tiles, interior doors, and insulation materials. CPS (www.completepower247.com) is a majority-owned subsidiary engaged in turnkey solutions for standby commercial and residential power generation. Souvenir Direct Inc. (SDI) (www.souvenirdirect.com) is engaged in product development, manufacturing, distribution, logistics and product placement into mass retail of souvenir and gift items in 29 countries. None of the web site URLs listed in this press release are incorporated into or are part of this press release.

Balance Sheet and Consolidated Statement of Operations Financial Tables Follow:

Balance Sheet and Consolidated Statement of Operations Financial Tables Follow:

CHINA DIRECT TRADING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS


                                       (Unaudited) March 31, December 31,
                                           2006              2005
                                      ------------       ------------
Assets:

Current assets:
 Cash                                 $    647,495       $      9,090
 Accounts receivable - net               2,247,388              4,000
 Advances                                   25,189                  -
 Inventory                                 539,942             11,760
 Prepaid expense                            28,935                  -
                                      ------------       ------------

 Total Current Assets                    3,488,949             24,850
                                      ------------       ------------

Fixed assets:
 Communications equipment                    9,317                  -
 Computer equipment                         26,420              4,965
 Computer software                           6,724                  -
 Transportation equipment                  230,617                  -
 Machinery and equipment                    10,029                  -
 Furniture and fixtures                     16,644                  -
 Leasehold improvements                     11,326                  -
 Less: Accumulated Depreciation            (51,886)            (2,132)
                                      ------------       ------------

 Total Fixed Assets                        259,191              2,833
                                      ------------       ------------

Other non-current assets:
 Deposits                                   25,600              1,775
                                      ------------       ------------

 Total other non-current assets             25,600              1,775
                                      ------------       ------------

 Total assets                         $  3,773,740       $     29,458
                                      ============       ============

Liabilities and Stockholders' Deficit:

Current Liabilities:
 Accounts payable, trade              $    702,671       $     35,666
 Accrued expenses                          546,909            496,783
 Customer deposits                       1,170,802             24,891
 Notes payable - current maturities         69,623                  -
 Related party payables                     26,011             16,011
                                      ------------       ------------
 Total Current Liabilities               2,516,016            573,351
                                      ------------       ------------

Long-Term Liabilities:
 Notes payable - less current
  maturities                               136,082                  -
 Stockholder loans payable                 657,278                  -
 Investor loans payable                    250,000                  -
                                      ------------       ------------
 Total Long-Term Liabilities             1,043,360                  -
                                      ------------       ------------

 Total Liabilities                       3,559,376            573,351
                                      ------------       ------------

Minority Interest                          417,617                  -
                                      ------------       ------------

Stockholders' Deficit:
 Preferred Stock, par value $.001
  per share Authorized 100,000,000
                         shares, Issued 8,000 shares at
  March 31, 2006 and December
  31, 2005                                       8                  8
 Common Stock, par value $.0001
  per share Authorized 600,000,000
  shares, Issued 543,122,028 Shares
  at March 31, 2006 and December
  31, 2005                                  54,313             54,313
 Additional paid-in capital                832,665            832,665
 Accumulated deficit                    (1,090,239)        (1,430,879)
                                      ------------       ------------

 Total Stockholders' Deficit              (203,253)          (543,893)
                                      ------------       ------------

 Total Liabilities and
  Stockholders' Deficit               $  3,773,740       $     29,458
                                      ============       ============


            CHINA DIRECT TRADING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 (Unaudited)
                                            For the Three Months
                                               Ended March 31,
                                           2006              2005
                                      ------------       ------------

Revenues                              $  2,511,809       $    204,354
Cost of Sales                           (1,882,545)          (172,275)
                                      ------------       ------------

 Gross Profit                              629,264             32,079
                                      ------------       ------------

Operating Expenses:
 Sales and marketing                        91,786              1,773
 Compensation                              157,417             50,000
 Professional fees                          31,868             12,813
 Other General and administrative          159,084             52,521
                                      ------------       ------------

 Total Operating Expenses                  440,155            117,107
                                      ------------       ------------

Net Operating Income (Loss)                189,109            (85,028)

Other Income (Expense):
  Interest expense                         (15,009)              (740)
                                      ------------       ------------

Net Income (Loss) before
 minority interest                         174,100            (85,768)

Minority interest                         (131,382)                 -
                                      ------------       ------------

Net Income (Loss)                     $     42,718       $    (85,768)
                                      ============       ============

Weighted Average
 Shares Outstanding                    543,122,028        515,453,800
                                      ============       ============



Forward-Looking Statements

This press release, including any financial information and projections, contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on China Direct's and its subsidiaries' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect and actual results may differ significantly, materially from those anticipated results set forth in such statements. No forward-looking statement is or can be guaranteed. Current revenues and revenue growth is not a reliable indicator of future financial results and should not be relied upon by investors as such an indicator. The sale of power generators can be affected by a number of factors that are beyond the control of China Direct or CPS, including seasonal sales cycles, availability of affordable inventory financing, predatory pricing by competitors and weather conditions. China Direct and CPS undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release and risks associated with any investment in China Direct, which is a "penny stock" company (and as such is deemed a "highly risky investment") should be evaluated together with the many uncertainties that affect our business, particularly those stated in the cautionary statements and risk factors in current and future China Direct SEC Filings, which statements we hereby incorporate by reference herein. Such risks include, but are not limited to, Foreign, national, state and local government regulation, actions or initiatives, Changes in general economic conditions, consumer spending habits, or the sales environment which, in each case, could reduce demand for our products; Risks as a distributor of products produced by other companies; The risk our outstanding litigation could result in settlements or judgments which are material to us; Dilution from any potential issuance of common or convertible preferred stock or convertible debt in connection with financings or acquisition activities; and Risks that we may not realize or anticipate from the expected increased sales and profits and other benefits from CPC.

CONTACT:
          Contact:
     Rich Schineller
     941.918.1913
                                  rich@chdt.us